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                                                                     EXHIBIT 3.1

                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                             KIRK'S HAMBURGERS, INC.

     Articles of Amendment to the Articles of Incorporation of KIRK'S HAMBURGERS, INC., are herein executed by said Corporation, pursuant to the provision of RCW 23A.16.040 and 23A.16.050, as follows:

     1.   The name of the Corporation is Kirk's Hamburgers, Inc.

     2. The amendment to the Articles of Incorporation of said Corporation is as follows:

          ARTICLE I shall be amended to read as follows:

          "The name of this Corporation shall be 'Dick's Hamburgers, Inc.'"

          Article V shall be amended to read as follows:

                                   "ARTICLE V"

                                    DIRECTORS

               1. The number of Directors of the Corporation shall be fixed as provided by the Bylaws and may be changed from time to time by amending the Bylaws, as then provided, but the number of Directors shall be not less than three (3). Without the unanimous consent of the Board of Directors, no person who is affiliated as an owner, director, officer, or employee of a company or business deemed by the Board of Directors to be competitive with that of the Corporation shall be eligible to serve on the Board of Directors of the Corporation.

               2. If the office of any Director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Directors may, by the affirmative vote of the majority of the


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          remaining Directors, though less than a quorum, choose a
          successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors may be filled for the unexpired term by the shareholders at a meeting called for that purpose, unless such vacancies shall have been filled by the Directors. Vacancies resulting from an increase in the number of Directors may be filled in the same manner.

                    The Board of Directors are authorized to increase the number of persons to comprise the Board of Directors in any period between annual shareholders' meetings by the affirmative vote of a majority of the Directors; provided, however, that without the unanimous consent of all Directors, the number of Directors who compromise the Board of Directors shall not be increased by more than two (2) persons within any twelve (12) month period.

                    If the Board of Directors is divided into classes and in the event of any increase or decrease in the authorized number of Directors, (1) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his term, or upon his earlier resignation, removal from office, or death, (2) the newly created or eliminated Directorships resulting from such increase shall be allocated by the Board of Directors among the three classes to the extent possible, and (3) in the event such decrease in the authorized number of Directors makes the total number of Directors less than nine (9), then the Board of Directors shall become declassified and the Directors remaining in office shall continue their terms until the next annual meeting of shareholders, at which time all of said remaining Directors shall be re-elected to one year terms or until their successors are duly elected and qualified.

               3.   When the Board of Directors shall consist of nine
          (9) or more members, in lieu of electing the entire number of


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          Directors annually, the Board of Directors of the
          Corporation shall be divided into three classes. The method of classification shall be to assign the longest terms of those Directors with the most seniority as Directors. In the event there are more Directors with identical seniority than there are class positions to be filled, choices shall be made by drawing of lots. The classes shall be as follows: Class 1, Class 2, and Class 3, which classification shall be effective on the 1st day of the month following the shareholders' meeting during which the number of members of the Board of Directors is increased to nine (9) or more. In such an event, the term of office of Directors in Class 1 shall expire at the first annual meeting of shareholders after the election, that of Class 2 shall expire at the second annual meeting after their election, and that of Class 3 shall expire at the third annual meeting after their election. At each annual meeting of shareholders after such classification, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of Directors shall be effective in the event the number of members of the Board is reduced to few than nine (9).

               4. In furtherance of and not in limitation of the powers conferred by the laws of the State of Washington, the Board of Directors is expressly authorized to make, alter, and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal such Bylaws.

               5. The Corporation may enter into, contract, and otherwise transact business as vendor, purchaser, or otherwise with its Directors, officers, and shareholders, and with the Corporation's association with firms and entities of which they are or may become interested as Directors, officers, shareholders, members, or otherwise, as freely as if those such adverse interest did not exist, even though the vote, action, or presence of such Directors,


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          officers, or shareholders may be necessary to obligate the
          Corporation under such contracts or transactions; and in the absence of fraud, no such contracts or transactions shall be avoided and no such Director, officer, or shareholder shall be held liable to account to the Corporation, by reason of such adverse interests or by reason of any fiduciary relationship to the Corporation arising out of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction; provided that in the case of Directors and officers of the Corporation (but not in the case of shareholders who are not Directors or officers), the nature of the interest of such Directors or officers be disclosed or known to the Board of Directors of the Corporation at the meeting thereof at which such contract or transaction was authorized or confirmed. A general notice that a Director or officer of the Corporation is interested in any corporation, association, firm, or entity, shall be sufficient disclosure as to such Director or officer with respect to all contracts and transactions with the corporation, association, firm, or entity.

               6. Except as otherwise expressly set forth in these Articles, any contract, transaction, or act of the Corporation or of the Directors or of any officers of the Corporation which shall be ratified by a majority of a quorum of the shareholders of the Corporation at any annual meeting or at any special meeting called for such purpose, shall be as valid and binding as though ratified by every shareholder of the Corporation.

               7. The Corporation shall indemnify to the broadest extent permitted by Washington law and under the procedures set forth herein, but without limitations permitted by statue as to the extent thereof, any and all persons for whom indemnification is permitted by RCW 23A.08.025, or as said statute may be amended or superseded, and such person shall have the right to claim such indemnification.


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               8.   The current Directors of this Corporation are five
          (5) in number and their post office addresses are as follows:

          Name                                    Address
          ----                                    -------

          Elmer "Abe" D. Miller              East 10 3rd Avenue
                                             Spokane, WA 99202

          Dorothy Miller                     East 10 3rd Avenue
                                             Spokane, WA 99202

          Linda Peterson                     East 10 3rd Avenue
                                             Spokane, WA 99202

          Gary D. Brajcich                   North 908 Howard
                                             Spokane, WA 99208

          Charles Carpenter                  West 1005 17th Avenue
                                             Spokane, WA 99203

               9. Except as set forth above, the term of Directors shall be until the next annual meeting of the shareholders of the Corporation and until their replacements are duly elected and qualified.

          Article VIII will be amend to read as follows:

                                  ARTICLE VIII.

               Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this Corporation. Shareholders of the Corporation shall not be entitled to cumulate their votes at the election of the Directors of the Corporation.

     3. The date of the adoption of said amendment by the shareholders of the Corporation is April 4, 1985.

     4. The number of shares outstanding of Corporation is 525,000 shares, all of which are entitled to vote.

     5. The number of shares voting for and against said amendment, respectively, were as follows:


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          For Amendment            525,000 Shares
          Against Amendment              0 Shares

     6. The amendment does not provide for the exchange, reclassification, or cancellation of issued shares.

     7. The amendment does not effect a change in the amount of the Corporation's authorized capital stock.


                                        KIRK'S HAMBURGERS, INC.


                                        By /s/ Elmer D. "Abe" Miller
                                           -------------------------
                                               ELMER D. "Abe" MILLER
                                                           President


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